UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2009

Commission File Number: 1-9852

CHASE CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	11-1797126
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

26 Summer Street, Bridgewater, Massachusetts 02324

(Address of Principal Executive Offices, Including Zip Code)

(508) 279-1789

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 - Completion of Acquisition or Disposition of Assets

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Chase Corporation on September 8, 2009 (the “initial Form 8-K), to include the financial statements and exhibits as required in connection with the transaction reported therein.

Item 9.01 - Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The audited balance sheet of C.I.M. Industries Inc. (“C.I.M.”) as of August 31, 2009 and the audited statement of operations, changes in stockholders’ equity and cash flows of C.I.M. for the year ended August 31, 2009 and the notes related thereto, are filed as Exhibit 99.2.

(b)	Pro Forma Financial Information

Chase Corporation and C.I.M. Industries Inc. unaudited pro forma condensed combined balance sheet as of August 31, 2009, the unaudited pro forma condensed combined statement of operations for the fiscal year ended August 31, 2009, and accompanying notes are filed as Exhibit 99.3.

Exhibit No.	Description

23.1	Consent of Maloney & Kennedy, PLLC, Independent Public Accounting Firm of C.I.M. Industries Inc.

99.1	Press release issued by Chase Corporation on September 8, 2009 announcing its acquisition of C.I.M. Industries Inc.*

99.2

The audited balance sheets of C.I.M. Industries Inc. (“C.I.M.”) as of August 31, 2009 and the audited statement of operations, changes in stockholders’ equity and cash flows of C.I.M. for the year ended August 31, 2009 and the notes related thereto

99.3

Chase Corporation and C.I.M. Industries Inc. unaudited pro forma condensed combined balance sheet as of August 31, 2009, the unaudited pro forma condensed combined statement of operations for the fiscal year ended August 31, 2009, and the notes related thereto

* Previously filed as the same numbered exhibit to the Initial Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Chase Corporation

Dated: November 20, 2009	By:	/s/ Kenneth L. Dumas
Kenneth L. Dumas
Chief Financial Officer and Treasurer